UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2013

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 36, Exchange Plaza, 2 The Esplanade Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  011 61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	Termination of a Material Definitive Agreement.

As previously announced, on June 21, 2013, Samson Oil & Gas Limited entered into an Asset Purchase and Sale Agreement (the “Agreement”) to sell its interest in the Roosevelt Project in Montana for $13.533 million in cash. On September 4, 2013, Samson announced that the potential buyer had failed to close the transaction by the August 31, 2013, deadline provided in the amended Agreement and that Samson had terminated the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which was attached as Exhibit 10.1 to the Current Report on Form 8-K filed June 27, 2013, and is incorporated into this Item by reference.

A press release announcing the termination of the Agreement is attached hereto as Exhibit 99.1.

ITEM 9.01	Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated September 4, 2013

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2013

Samson Oil & Gas Limited

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer

3